Exhibit 99.1

Mallinckrodt plc Reports Fourth Quarter and Fiscal 2017 Results, Announces 2018 Guidance and Sets 2018 Strategic Priorities

-- Fourth quarter net sales of $792.3 million; GAAP1 diluted earnings per share from continuing operations of $17.40, adjusted diluted earnings per share of $2.01 --

-- Fiscal 2017 net sales of $3.222 billion; GAAP diluted earnings per share from continuing operations of $18.09, adjusted diluted earnings per share of $7.49 --

-- Fourth quarter operating cash flow of $278.8 million, free cash flow of $244.0 million;
annual operating cash flow of $727.3 million, free cash flow of $541.2 million --

-- $1.5 billion one-time benefit in quarter resulting from legal entity reorganization and tax reform --

-- 9.4 million shares, or ~10% of company repurchased in the quarter --

-- 2018 guidance for adjusted diluted earnings per share is $6.00 to $6.50; excludes “Specialty Generics Disposal Group” which will be prospectively classified as discontinued operations --

STAINES-UPON-THAMES, United Kingdom - Feb. 27, 2018 - Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceutical company, today reported results for the three months and fiscal year ended Dec. 29, 2017. Unless otherwise noted, the quarter comparisons are to the prior year comparable three-month period ended Dec. 30, 2016 and the fiscal year comparisons are to the prior fiscal year ended Sept. 30, 2016 as prescribed by GAAP.

Net sales were $792.3 million in the fourth quarter, down 4.5%, or 4.8% on a constant-currency basis.

GAAP gross profit was $421.0 million with gross profit as a percentage of net sales of 53.1%, compared with 53.7%, impacted by ongoing pricing pressures in the Specialty Generics segment, but partially offset by non-recurring supply chain benefits in the Specialty Brands segment. Adjusted gross profit was $592.8 million, compared with $623.9 million. Adjusted gross profit as a percentage of net sales was 74.8% versus 75.2%.

”In 2017 we made strong progress in strategically reshaping our business to become an innovation-focused specialty pharmaceutical company,” said Mark Trudeau, President and Chief Executive Officer of Mallinckrodt, “further building out a portfolio that, over the long term, should produce sustainable growth of at least mid-single digits, with potential for higher growth longer term. We see a number of potential commercial and development catalysts for growth in the year ahead, with possible product launches, clinical trial milestones and data readouts. The occurrence of any one or more of these events may provide further benefit to shareholders.”

“Looking ahead,” Trudeau continued, “with the recent acquisitions of Sucampo and other transactions building out our roster of marketed brands as well as our branded pipeline, we are poised to begin fulfilling the promise of the innovative development portfolio we’ve built. In 2018 we will aggressively pursue key initiatives to support and accelerate progress as we solidify our transformation.”

Mallinckrodt’s 2018 strategic initiatives include:

▪	Maximizing the productivity and contribution of both inline brands and the near-term development portfolio;

1 Generally accepted accounting principles in the United States
2 The as-reported and constant currency growth percentages are identical for H.P. Acthar Gel and OFIRMEV.
3 Excludes external manufacturing operations which will remain a continuing operation

▪
Further streamlining the organization - moving to discontinued operations and seeking to dispose of non-core assets; streamlining its operating model to increase efficiency and productivity, allowing greater investment into its Specialty Brands segment. With this the company seeks to reduce its annual selling, general and administrative (SG&A) spend by $100 million no later than the early 2020s while continuing to increase R&D spending.

▪	Ensuring a highly disciplined capital allocation strategy with a focus on reducing debt and pursuing business development and share repurchases where they make sense;

▪	Continuing to refine the senior management team to increase focus on performance and drive sustainable growth for the future, illustrated by the recent recruitment of Mark Casey as General Counsel;

▪	Attracting additional innovative pharmaceutical expertise to the company’s Board of Directors, similar to the third quarter 2017 appointment of David Norton.

Returning to fourth quarter results, GAAP SG&A expenses in the quarter were $175.0 million or 22.1% of net sales, benefited from the reduction of contingent consideration, as compared to $368.3 million, or 44.4% of net sales in the comparable quarter, which was impacted by significant legal and pension settlement charges. Adjusted SG&A expenses were $212.6 million or 26.8% of net sales, compared with $217.2 million or 26.2%.

Research and development expenses were $86.4 million or 10.9% of net sales in the fourth quarter, impacted by a $10.0 million up-front payment for the xenon gas licensing agreement.

Income tax benefit was $1.599 billion versus $121.7 million, for an effective tax rate of negative 18,590.7% and positive 40.8%, respectively. Income tax benefit in the fourth quarter includes a one-time tax benefit of $1.5 billion from tax reform and finalization of the previously announced legal entity reorganization, which primarily related to a reduction in the interest-bearing deferred tax liabilities. As a result of adjustments primarily related to the foregoing factors, the adjusted effective tax rate was 13.0% compared with 15.7%.

GAAP diluted earnings per share results from continuing operations was $17.40 in the fourth quarter compared with a loss per share from continuing operations of $1.67. Adjusted diluted earnings per share were $2.01 versus $1.91.

Fiscal Year 2017 Results
Net sales were $3.222 billion, down 4.7% compared with $3.381 billion; impacted by comparison with the extra selling week in 2016 and ongoing pressure in the Specialty Generics segment.

Diluted earnings per share from continuing operations were $18.09 compared with $4.39, reflecting the benefits from tax reform and finalization of the previously announced legal entity reorganization. Adjusted diluted earnings per share were $7.49, compared with $7.85.

BUSINESS SEGMENT RESULTS

Specialty Brands Segment
Net sales for the Specialty Brands segment were $582.2 million for the quarter, compared with $603.1 million, a decrease of 3.5%, or 3.7% on a constant-currency basis.

H.P. Acthar® Gel (repository corticotropin injection) net sales in the quarter were $295.2 million, a 9.3%2 decrease over $325.4 million impacted by the previously disclosed patient withdrawal issues. The company has taken a number of steps to address the issue, including engagement with payers, prescribers and patients, and we remain focused on returning H.P. Acthar Gel to growth.

INOMAX® (nitric oxide) gas, for inhalation, generated net sales of $125.6 million, up 6.2%, or 6.1% on a constant-currency basis, over $118.3 million. OFIRMEV® (acetaminophen) injection net sales were $78.0 million compared with $72.5 million, an increase of 7.6%2. Net sales of the Therakos® immunology platform were $57.2 million compared with $47.4 million, an increase of 20.7%, or 18.4% on a constant-currency basis, benefited from a favorable comparison to the prior year.

Specialty Generics Segment
Net sales in the fourth quarter decreased 8.0% to $195.8 million, compared with $212.9 million. On a constant-currency basis, segment net sales declined 8.5%.

LIQUIDITY
Mallinckrodt’s cash provided by operating activities in the fourth quarter was $278.8 million with free cash flow of $244.0 million. For the year, Mallinckrodt’s cash provided by operating activities was $727.3 million with free cash flow of $541.2 million.

During the fourth quarter, Mallinckrodt repurchased approximately 10% of the company, buying 9.4 million ordinary shares for $214.0 million.

Through its cash generation and borrowings under Mallinckrodt’s existing revolving credit facility in preparation for the Sucampo acquisition, Mallinckrodt’s cash balance at the end of the fourth quarter was $1.261 billion. Following this transaction, the company remains focused on reducing its debt throughout the 2018 fiscal year.

2018 MALLINCKRODT FINANCIAL GUIDANCE
Driven by its ongoing transformation, Mallinckrodt will prospectively classify the “Specialty Generics Disposal Group” as discontinued operations, which includes the Specialty Generics segment3, certain non-promoted branded products within the Specialty Brands segment, and the company’s ongoing post-divestiture supply agreement. Beginning in the first quarter of fiscal 2018, the historical financial results attributable to the Specialty Generics Disposal Group will be reflected in our consolidated financial statements as discontinued operations. Mallinckrodt seeks to dispose of these products to further its strategic evolution to being a brands-focused innovation-driven specialty pharmaceutical growth company.

Mallinckrodt’s guidance for 2018 is provided exclusive of the aforementioned businesses.

Metric (excluding foreign currency impact)	2018 Guidance
Total net sales for continuing operations	Increase 3% to 6%
Net interest expense	$370 million to $390 million
Adjusted effective tax rate	9% to 11%
Adjusted diluted EPS	$6.00 to $6.50

The company has provided historical net sales for the new continuing operations portions of the business for fiscal 2017, the transition period, and fiscal 2016 this morning. Further, the company expects to provide fully recast financial statements prior to the next earnings announcement in early May.

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call on Tuesday, Feb. 27, 2018, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 2589547.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. Eastern Time on Tuesday, Feb. 27, 2018, and ending at 11:59 p.m. Eastern Time on Tuesday, Mar. 13, 2018. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number of (404) 537-3406. All callers will be required to provide the Conference ID of 2589547.

ABOUT MALLINCKRODT
Mallinckrodt is a global business that develops, manufactures, markets and distributes specialty pharmaceutical products and therapies. Areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. The company's Specialty Brands segment includes branded medicines and its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, adjusted effective tax rate, and free cash flow, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, restructuring and related charges, net; amortization and impairment charges; discontinued operations; acquisition-related expenses; changes in fair value of contingent consideration obligations; inventory step-up expenses; significant legal and environmental charges; pension settlement charges; recurrent cash tax payments to the IRS associated with internal installment sales transactions; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in Mallinckrodt’s reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in its reconciliation of adjusted net income (excluding dilutive share impact). The income tax impact item included in its reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

Net sales growth on a constant-currency basis measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Free cash flow for the fourth quarter represents net cash provided by operating activities of $278.8 million less capital expenditures of $34.8 million, each as prepared in accordance with GAAP. Free cash flow for the fiscal year represents net cash provided by operating activities of $727.3 million less capital expenditures of $186.1 million, each as prepared in accordance with GAAP.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the company’s website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt's goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt's and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for H.P. Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; and cybersecurity and data leakage risks.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended December 29, 2017, which the company expects to file later today. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Coleman N. Lannum, CFA
Senior Vice President, Investor Strategy and IRO
314-654-6649
cole.lannum@mallinckrodt.com

Daniel J. Speciale, CPA
Director, Investor Relations
314-654-3638
daniel.speciale@mallinckrodt.com

Media
Rhonda Sciarra
Senior Communications Manager
908-238-6765
rhonda.sciarra@mallinckrodt.com

Meredith Fischer
Chief Public Affairs Officer
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	December 29, 2017	Percent of Net sales	December 30, 2016	Percent of Net sales
Net sales	$792.3	100.0%	$829.9	100.0%
Cost of sales	371.3	46.9	384.1	46.3
Gross profit	421.0	53.1	445.8	53.7
Selling, general and administrative expenses	175.0	22.1	368.3	44.4
Research and development expenses	86.4	10.9	66.2	8.0
Restructuring charges, net	(0.9)	(0.1)	3.8	0.5
Non-restructuring impairment charges	63.7	8.0	214.3	25.8
Gains on divestiture and license	(0.3)	—	—	—
Operating income (loss)	97.1	12.3	(206.8)	(24.9)
Interest expense	(90.1)	(11.4)	(91.3)	(11.0)
Interest income	1.8	0.2	0.5	0.1
Other loss, net	(0.2)	—	(0.9)	(0.1)
Income (loss) from continuing operations before income taxes	8.6	1.1	(298.5)	(36.0)
Income tax benefit	(1,598.8)	(201.8)	(121.7)	(14.7)
Income (loss) from continuing operations	1,607.4	202.9	(176.8)	(21.3)
Income from discontinued operations, net of income taxes	1.3	0.2	23.6	2.8
Net income (loss)	$1,608.7	203.0%	$(153.2)	(18.5)%

Basic earnings per share:
Income (loss) from continuing operations	$17.43		$(1.67)
Income from discontinued operations	0.01		0.22
Net income (loss)	17.45		(1.45)
Diluted earnings per share:
Income (loss) from continuing operations	$17.40		$(1.67)
Income from discontinued operations	0.01		0.22
Net income (loss)	17.41		(1.45)
Weighted-average number of shares outstanding:
Basic	92.2		105.7
Diluted	92.4		105.7

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	December 29, 2017				December 30, 2016
	Gross profit	SG&A	Net income	Diluted net income per share	Gross profit	SG&A	Net (loss) income	Diluted net (loss) income per share
GAAP	$421.0	$175.0	$1,608.7	$17.41	$445.8	$368.3	$(153.2)	$(1.45)
Adjustments:
Intangible asset amortization	169.8	(1.7)	171.5	1.86	174.0	(1.7)	175.7	1.65
Restructuring and related charges, net (1)	0.5	(1.1)	0.7	0.01	0.5	(1.0)	5.3	0.05
Inventory step-up expense	1.5	—	1.5	0.02	3.6	—	3.6	0.03
Income from discontinued operations	—	—	(1.3)	(0.01)	—	—	(23.6)	(0.22)
Change in contingent consideration fair value	—	45.5	(45.5)	(0.49)	—	(1.3)	1.3	0.01
Acquisition related expenses	—	(5.1)	5.1	0.06	—	(0.1)	0.1	—
Non-restructuring impairment charges	—	—	63.7	0.69	—	—	207.0	1.95
Significant legal and environmental charges	—	—	—	—	—	(102.0)	102.0	0.96
Pension settlement charge	—	—	—	—	—	(45.0)	45.0	0.42
Reorganization of legal entity ownership (2)	—	—	(1,082.0)	(11.71)	—	—	—	—
U.S. Tax Reform (3)	—	—	(457.4)	(4.95)	—	—	—	—
Income taxes (4)	—	—	(78.8)	(0.85)	—	—	(159.6)	(1.50)
As adjusted	$592.8	$212.6	$186.2	$2.01	$623.9	$217.2	$203.6	$1.91

Percent of net sales	74.8%	26.8%	23.5%		75.2%	26.2%	24.5%

(1)	Includes pre-tax accelerated depreciation.

(2)
Represents the incremental tax and interest expense associated with non-cash internal legal entity reorganization. Of the total adjustment, $8.9 million represents a one-time charge to interest expense related to the reduction in the Company's interest-bearing deferred tax liabilities.

(3)
Represents the incremental tax and interest expense associated with the impact of the U.S. tax reform bill being signed into law. Of the total adjustment, $0.5 million represents a one-time reduction to interest expense related to the reduction in the Company's interest-bearing deferred tax liabilities.

(4)
Includes tax effects of above adjustments as well as the elimination of deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	December 29, 2017	December 30, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$582.2	$603.1	(3.5)%	0.2%	(3.7)%
Specialty Generics	195.8	212.9	(8.0)	0.5	(8.5)
	778.0	816.0	(4.7)	0.3	(5.0)
Other(1)	14.3	13.9	2.9	—	2.9
Net sales	$792.3	$829.9	(4.5)%	0.3%	(4.8)%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the contrast media and delivery systems ("CMDS") business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the expected presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	December 29, 2017	December 30, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands
H.P. Acthar Gel	$295.2	$325.4	(9.3)%	—%	(9.3)%
Inomax	125.6	118.3	6.2	0.1	6.1
Ofirmev	78.0	72.5	7.6	—	7.6
Therakos	57.2	47.4	20.7	2.3	18.4
Hemostasis	12.3	13.4	(8.2)	—	(8.2)
Other	13.9	26.1	(46.7)	0.6	(47.3)
Specialty Brands Total	$582.2	$603.1	(3.5)%	0.2%	(3.7)%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$22.0	$23.2	(5.2)%	—%	(5.2)%
Oxycodone (API) and oxycodone-containing tablets	18.2	24.3	(25.1)	—	(25.1)
Methylphenidate ER	13.5	22.0	(38.6)	—	(38.6)
Other controlled substances	90.6	104.9	(13.6)	—	(13.6)
Other	51.5	38.5	33.8	2.8	31.0
Specialty Generics Total	$195.8	$212.9	(8.0)%	0.5%	(8.5)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Fiscal Year Ended
	December 29, 2017	Percent of Net sales	September 30, 2016	Percent of Net sales
Net sales	$3,221.6	100.0%	$3,380.8	100.0%
Cost of sales	1,565.3	48.6	1,525.8	45.1
Gross profit	1,656.3	51.4	1,855.0	54.9
Selling, general and administrative expenses	920.9	28.6	925.3	27.4
Research and development expenses	277.3	8.6	262.2	7.8
Restructuring charges, net	31.2	1.0	33.3	1.0
Non-restructuring impairment charges	63.7	2.0	16.9	0.5
Gains on divestiture and license	(56.9)	(1.8)	—	—
Operating income	420.1	13.0	617.3	18.3
Interest expense	(369.1)	(11.5)	(384.6)	(11.4)
Interest income	4.6	0.1	1.3	—
Other income (loss), net	6.0	0.2	(0.6)	—
Income from continuing operations before income taxes	61.6	1.9	233.4	6.9
Income tax benefit	(1,709.6)	(53.1)	(255.6)	(7.6)
Income from continuing operations	1,771.2	55.0	489.0	14.5
Income from discontinued operations, net of income taxes	363.2	11.3	154.7	4.6
Net income	$2,134.4	66.3%	$643.7	19.0%

Basic earnings per share:
Income from continuing operations	$18.13		$4.42
Income from discontinued operations	3.72		1.40
Net income	21.85		5.82
Diluted earnings per share:
Income from continuing operations	$18.09		$4.39
Income from discontinued operations	3.71		1.39
Net income	21.80		5.77
Weighted-average number of shares outstanding:
Basic	97.7		110.6
Diluted	97.9		111.5

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Fiscal Year Ended
	December 29, 2017				September 30, 2016
	Gross profit	SG&A	Net income	Diluted net income per share	Gross profit	SG&A	Net income	Diluted net income per share
GAAP	$1,656.3	$920.9	$2,134.4	$21.80	$1,855.0	$925.3	$643.7	$5.77
Adjustments:
Intangible asset amortization	685.8	(8.7)	694.5	7.09	692.8	(7.3)	700.1	6.28
Restructuring and related charges, net (1)	2.1	(3.2)	36.4	0.37	1.8	(3.1)	38.2	0.34
Inventory step-up expense	10.1	—	10.1	0.10	24.3	—	24.3	0.22
Income from discontinued operations	—	—	(363.2)	(3.71)	—	—	(154.7)	(1.39)
Change in contingent consideration fair value	—	41.4	(41.4)	(0.42)	—	(4.4)	4.4	0.04
Acquisition related expenses	—	(7.4)	7.4	0.08	—	(6.9)	6.9	0.06
Non-restructuring impairment charges	—	—	63.7	0.65	—	—	16.9	0.15
Debt refinancing	—	—	10.0	0.10	—	—	—	—
Pension settlement charges	—	(69.2)	69.2	0.71	—	—	—	—
Intrathecal divestiture	—	—	(56.6)	(0.58)	—	—	—	—
Significant legal and environmental charges	—	—	—	—	—	(14.5)	14.5	0.13
Reorganization of legal entity ownership (2)	—	—	(1,045.9)	(10.68)	—	—	—	—
U.S. Tax Reform (3)	—	—	(457.4)	(4.67)	—	—	—	—
Income taxes (4)	—	—	(327.8)	(3.35)	—	—	(418.6)	(3.75)
As adjusted	$2,354.3	$873.8	$733.4	$7.49	$2,573.9	$889.1	$875.7	$7.85

Percent of net sales	73.1%	27.1%	22.8%		76.1%	26.3%	25.9%

(1)	Includes pre-tax accelerated depreciation.

(2)
Represents the incremental tax and interest expense associated with non-cash internal legal entity reorganization. Of the total adjustment, $8.9 million represents a one-time charge to interest expense related to the reduction in the Company's interest-bearing deferred tax liabilities.

(3)
Represents the incremental tax and interest expense associated with the impact of the U.S. tax reform bill being signed into law. Of the total adjustment, $0.5 million represents a one-time reduction to interest expense related to the reduction in the Company's interest-bearing deferred tax liabilities.

(4)
Includes tax effects of above adjustments as well as the elimination of deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Fiscal Year Ended
	December 29, 2017	September 30, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$2,325.3	$2,300.6	1.1%	(0.1)%	1.2%
Specialty Generics	839.5	1,025.2	(18.1)	0.2	(18.3)
	3,164.8	3,325.8	(4.8)	—	(4.8)
Other(1)	56.8	55.0	3.3	—	3.3
Net sales	$3,221.6	$3,380.8	(4.7)%	—%	(4.7)%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the expected presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Fiscal Year Ended
	December 29, 2017	September 30, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands
H.P. Acthar Gel	$1,195.1	$1,160.4	3.0%	—%	3.0%
Inomax	505.2	474.3	6.5	—	6.5
Ofirmev	302.5	284.3	6.4	—	6.4
Therakos	214.9	207.6	3.5	(1.7)	5.2
Hemostasis	55.1	42.5	29.6	—	29.6
Other	52.5	131.5	(60.1)	0.1	(60.2)
Specialty Brands Total	$2,325.3	$2,300.6	1.1%	(0.1)%	1.2%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$85.3	$146.5	(41.8)%	—%	(41.8)%
Oxycodone (API) and oxycodone-containing tablets	78.8	126.2	(37.6)	—	(37.6)
Methylphenidate ER	71.7	103.5	(30.7)	—	(30.7)
Other controlled substances	409.6	468.1	(12.5)	—	(12.5)
Other	194.1	180.9	7.3	1.0	6.3
Specialty Generics Total	$839.5	$1,025.2	(18.1)%	0.2%	(18.3)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	December 29, 2017	December 30, 2016
Assets
Current Assets:
Cash and cash equivalents	$1,260.9	$342.0
Accounts receivable, net	445.8	431.0
Inventories	340.4	350.7
Prepaid expenses and other current assets	84.1	131.9
Notes receivable	154.0	—
Current assets held for sale	—	310.9
Total current assets	2,285.2	1,566.5
Property, plant and equipment, net	966.8	881.5
Goodwill	3,482.7	3,498.1
Intangible assets, net	8,375.0	9,000.5
Other assets	171.2	259.7
Total Assets	$15,280.9	$15,206.3

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$313.7	$271.2
Accounts payable	113.3	112.1
Accrued payroll and payroll-related costs	98.5	76.1
Accrued interest	57.0	68.7
Income taxes payable	15.8	101.7
Accrued and other current liabilities	452.1	557.1
Current liabilities held for sale	—	120.3
Total current liabilities	1,050.4	1,307.2
Long-term debt	6,420.9	5,880.8
Pension and postretirement benefits	67.1	136.4
Environmental liabilities	73.2	73.0
Deferred income taxes	689.0	2,398.1
Other income tax liabilities	94.1	70.4
Other liabilities	364.2	356.1
Total Liabilities	8,758.9	10,222.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	18.4	23.6
Ordinary shares held in treasury at cost	(1,564.7)	(919.8)
Additional paid-in capital	5,492.6	5,424.0
Retained earnings	2,588.6	529.0
Accumulated other comprehensive income	(12.9)	(72.5)
Total Shareholders' Equity	6,522.0	4,984.3
Total Liabilities and Shareholders' Equity	$15,280.9	$15,206.3

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Fiscal Year Ended	Three Months Ended	Fiscal Year Ended
	December 29, 2017	December 30, 2016	September 30, 2016
Cash Flows From Operating Activities:
Net income (loss)	$2,134.4	$(153.2)	$643.7
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	808.3	203.2	834.5
Share-based compensation	59.2	11.0	42.9
Deferred income taxes	(1,744.1)	(204.3)	(432.9)
Non-cash impairment charges	63.7	214.3	16.9
Inventory provisions	34.1	8.5	29.2
Gain on disposal of discontinued operations	(418.1)	—	(95.3)
Other non-cash items	(21.4)	(9.2)	29.6
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(16.2)	36.5	31.2
Inventories	(23.6)	(26.3)	(17.3)
Accounts payable	(25.8)	5.4	(9.7)
Income taxes	(34.2)	0.6	93.9
Other	(89.0)	109.1	17.9
Net cash from operating activities	727.3	195.6	1,184.6
Cash Flows From Investing Activities:
Capital expenditures	(186.1)	(65.2)	(182.9)
Acquisitions and intangibles, net of cash acquired	(76.3)	(1.8)	(245.4)
Proceeds from disposal of discontinued operations, net of cash	576.9	—	266.7
Other	3.9	(10.2)	6.0
Net cash from investing activities	318.4	(77.2)	(155.6)
Cash Flows From Financing Activities:
Issuance of external debt	1,465.0	190.0	98.3
Repayment of external debt and capital leases	(917.2)	(86.7)	(568.6)
Debt financing costs	(12.7)	—	(0.1)
Proceeds from exercise of share options	4.1	0.4	14.0
Repurchase of shares	(651.7)	(158.8)	(652.9)
Other	(17.7)	1.2	(53.0)
Net cash from financing activities	(130.2)	(53.9)	(1,162.3)
Effect of currency rate changes on cash	2.5	(3.0)	0.3
Net change in cash, cash equivalents and restricted cash	918.0	61.5	(133.0)
Cash, cash equivalents and restricted cash at beginning of period	361.1	299.6	432.6
Cash, cash equivalents and restricted cash at end of period	$1,279.1	$361.1	$299.6

Cash and cash equivalents at end of period	$1,260.9	$342.0	$280.5
Restricted cash included in prepaid expenses and other assets at end of period	—	0.1	0.1
Restricted cash included in other long-term assets at end of period	18.2	19.0	19.0
Cash, cash equivalents and restricted cash at end of period	$1,279.1	$361.1	$299.6